                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         SEDONA SOFTWARE SOLUTIONS INC.
                         ------------------------------
              (Exact name of registrant as specified in its charter)


Nevada                                          98-0226926
------                                          ----------
(State  of incorporation                        (I.R.S. Employer
or  organization)                               Identification No.)


503  -  1755  Robson  Street
Vancouver,  British  Columbia,  Canada          V6G3B7
--------------------------------------          ------
(Address  of  principal  executive  offices)    (Zip  Code)

Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

         Title  of  each class           Name of each exchange of which
         to  be  so registered           each class is to be registered

          Not  Applicable                       Not  Applicable
          ---------------                       ---------------

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(c),  check  the  following  box.  [   ]

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(g)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A.(d),  check  the  following  box.   [X]

Securities  Act  registration  statement file number to which this form relates:
333-49504
 (if  applicable)

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

                        Common stock, par value of $0.001
                        ---------------------------------
                                (Title of class)

Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-49504) is incorporated by reference into this registration statement.

Item  2.  Exhibits

EXHIBIT
NUMBER  DESCRIPTION
        --------------------
3.1     Articles  of  Incorporation*
3.2     By-laws*
4.1     Share  Certificate*
10.1    Document  Review  and  Option  Agreement with Markatech*
10.2    Licensing,  Development  and  Marketing  Agreement  with  Markatech*
10.3    Option  Amending  Agreement  with  Markatech*
10.4    Licensing, Development and Marketing Amending Agreement with Markatech*
23.1    Consent  of  Morgan  &  Co.,  Chartered  Accountants*

---------------------
*Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form SB-2, as amended.



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:  November  19,  2001


SEDONA  SOFTWARE  SOLUTIONS  INC.
Registrant


By:  /s/ John  E.  Cooper
     ______________________________________
     John  E.  Cooper,  President,
     Chief Financial Officer and director